SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2004

CVB FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation or organization)

95-3629339
(I.R.S. employer identification number)

Commission file number: 0-10140

701 North Haven Avenue
Ontario, California 91764
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (909) 980-4030

Not Applicable
(Former name or former address, if changed since last report)

Item 4.      Changes in Registrant’s Certifying Accountant

        On April 30, 2004, Deloitte & Touche, LLP notified the Company that it has declined to stand for reelection as the Company’s independent auditors. The reports of Deloitte & Touche, LLP on the consolidated financial statements of the Company and its subsidiaries for the Company’s last two fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor were they modified or qualified as to uncertainty, audit scope, or accounting principles in any respect. The decision to decline to stand for reelection was made by Deloitte & Touche, LLP and, accordingly, no action was taken by the Company’s audit committee to recommend or approve this change of accountants. During the Company’s last two fiscal years and through the interim period ended April 30, 2004, there were no disagreements between the Company and Deloitte & Touche, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche, LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its reports. Deloitte & Touche, LLP has reviewed this report. In this regard, Deloitte & Touche, LLP has provided the Company with the letter attached hereto as Exhibit 16.1.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

                 (a)    Financial Statements

                          Not Applicable

                  (b)    Pro Forma Financial Information

                          Not Applicable

                  (c)    Exhibits

                          16.1 Letter from Deloitte & Touche, LLP

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVB FINANCIAL CORP.
(Registrant)

Date: May 6, 2004	By: /s/ D. Linn Wiley
D. Linn Wiley,
President and Chief Executive Officer

EXHIBIT INDEX

16.1           Letter from Deloitte & Touche, LLP